                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

                         Date of report: August 31, 2001
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


         000-23463                                         13-3963667
   (Commission File No.)                                (I.R.S. Employer
                                                        Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more fully described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following property:

         On August 31, 2001, the Company completed the sale of its North Star Shopping Center (the "Property") in Alexandria, Minnesota for approximately $4.5 million in cash, pursuant to the Sale and Purchase Agreement dated July 16, 2001 by Philips Shopping Center Fund, L.P., a Delaware limited partnership, and Repco LLP, as successor to Kordel, Inc., a Minnesota corporation.

         The purchase price for the sale of the Property was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Property include its historical and expected cash flow, the nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the Property and anticipated changes therein under Company ownership, the physical condition and location of the Property, the anticipated effect on the Company's financial results and other factors. The Company took into consideration prices at which it believes other comparable properties had recently been sold.

         Pursuant to the Plan of Liquidation, on September 5, 2001, the Board of Directors of the Company declared a third liquidating distribution of $.75 per share which will be payable on September 24, 2001. The record date is September 17, 2001. However, shareholders must continue to own their shares up to and including September 24, 2001 in order to be entitled to the liquidating distribution of $.75 per share. Effective September 13, 2001, the Company's shares will be traded on the New York Stock Exchange with due bills which will entitle the owner of the stock to receipt of the distribution. The Company's stock will be traded ex-dividend after the payment date of September 24, 2001. The Company has approximately 7.4 million shares of common stock and common stock equivalents which will participate in this distribution.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (b) Pro forma financial information relative to the sale reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K not later than November 14, 2001.

         (c) The Company hereby furnishes the following exhibits:

             99.1     News Release of the Company dated September 5, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 7, 2001


                                   PHILIPS INTERNATIONAL REALTY CORP.
                                     (Registrant)


                                   By: /s/ Carl Kraus
                                      ------------------------------
                                      Carl Kraus
                                      Chief Financial Officer